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                                                                     EXHIBIT 5.1
                 [Letterhead of Cadwalader, Wickersham & Taft]

                                                                 August __, 1999

American Home Mortgage Holdings, Inc.
c/o American Home Mortgage Corp.
12 East 49th Street
New York, NY 10017

          Re: Initial Public Offering of Shares of Common Stock of American Home Mortgage Holdings, Inc.
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Ladies and Gentlemen:

          You have requested our opinion, as counsel to American Home Mortgage Holdings, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-1 (Registration No. 333-82904), as amended (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

          The Registration Statement relates to the offering by the Company of 2,500,000 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), and up to 375,000 shares of Common Stock to be issued solely to cover over-allotments (collectively, the "Shares").

          We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. Based upon such examinations, it is our opinion that when there has been compliance with the Act and the applicable state securities laws, the Shares to be sold by the Company, when issued, delivered and paid for in the manner described in the form of Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Registration Statement. In doing so, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                              /s/ Cadwalader, Wickersham & Taft